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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

THE BANK OF NEW YORK MELLON
(Exact name of trustee as specified in its charter)

New York (Jurisdiction of incorporation if not a U.S. national bank)		13-5160382 (I.R.S. employer identification no.)
One Wall Street, New York, N.Y. (Address of principal executive offices)		10286 (Zip code)
Virgin Media Finance PLC (Exact name of obligor as specified in its charter)
England and Wales (State or other jurisdiction of incorporation or organization)	160 Great Portland Street London W1W 5QA United Kingdom (Address, including zip code, of obligor's principal executive offices)	98-0425095 (I.R.S. Employer Identification No.)
See Table of Additional Obligors Below
Debt Securities (Title of the indenture securities)

TABLE OF ADDITIONAL OBLIGORS

Name of Additional Registrants	Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification Number
Virgin Media Inc.(1)	Delaware	59-3778247
Virgin Media Group LLC(1)	Delaware	20-5117579
Virgin Media Holdings Inc.(1)	Delaware	52-1822078
Virgin Media (UK) Group, Inc.(2)	Delaware	13-3730355
Virgin Media Communications Limited(2)	England and Wales	Not applicable
Virgin Media Investment Holdings Limited(2)	England and Wales	Not applicable

(1)
The address of the principal executive offices of these obligors is 909 Third Avenue, Suite 2863, New York, New York 10022.

(2)
The address of the principal executive offices of these obligors is 160 Great Portland Street London W1W 5QA.

Item 1.    General information.

Furnish the following information as to the Trustee:

        (a)   Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417 and Albany, N.Y. 12223
Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045
Federal Deposit Insurance Corporation	Washington, D.C. 20429
The New York Clearing House Association L.L.C.	New York, N.Y. 10005

        (b)   Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.    Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-15.    Not Applicable.

Item 16.    List of Exhibits.

Exhibits identified in parentheses below are on file with the Securities and Exchange Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.
A copy of the Organization Certificate of The Bank of New York Mellon (formerly The Bank of New York (formerly Irving Trust Company)) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.
A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195.)

6.
The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735.)

7.
A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

 SIGNATURE

        Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in London, England, on the 27th day of May, 2009.

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ MICHAEL LEE Name: Michael Lee Title: Assistant Treasurer

 Exhibit 7

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2009, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar amounts in thousands
Cash and balances due from depository institutions
Noninterest-bearing balances and currency and coin	3,141,000
Interest-bearing balances	66,775,000
Securities
Held-to-maturity securities	6,949,000
Available-for-sale securities	26,839,000
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	1,007,000
Securities purchased under agreements to resell	72,000
Loans and lease financing receivables
Loans and leases held for sale	0
Loans and leases, net of unearned income	31,311,000
Allowance for loan and lease losses	418,000
Loans and leases, net of unearned income and allowance	30,893,000
Trading assets	8,140,000
Premises and fixed assets (including capitalized leases)	1,129,000
Other real estate owned	8,000
Investments in unconsolidated subsidiaries and associated companies	796,000
Intangible assets
Goodwill	4,878,000
Other intangible assets	1,546,000
Other assets	10,833,000
Total assets	163,006,000
Deposits
In domestic offices	54,254,000
Noninterest-bearing	26,808,000
Interest-bearing	27,446,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	79,126,000
Noninterest-bearing	1,726,000
Interest-bearing	77,400,000

Dollar amounts in thousands
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	429,000
Securities sold under agreements to repurchase	10,000
Trading liabilities	6,621,000
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	2,288,000
Subordinated notes and debentures	3,490,000
Other liabilities	4,438,000
Total liabilities	150,656,000
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	8,290,000
Not available
Retained earnings	7,825,000
Accumulated other comprehensive income	(5,270,000)
Other equity capital components	0
Total equity capital	12,350,000
Total liabilities and equity capital	163,006,000

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  Exhibit 25.1
TABLE OF ADDITIONAL OBLIGORS
  Item 1. General information.
  Item 2. Affiliations with Obligor.
  Items 3-15. Not Applicable.
  Item 16. List of Exhibits.
SIGNATURE
  Exhibit 7
Consolidated Report of Condition of THE BANK OF NEW YORK MELLON
of One Wall Street, New York, N.Y. 10286 And Foreign and Domestic Subsidiaries,